Exhibit 10.1

SHARPS COMPLIANCE CORP.
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of this __ day of ____ 20__, by and between Sharps Compliance Corp., a Delaware corporation (the “Company”), and ______________ (“Director”). Capitalized terms used but not defined herein shall have meanings given in the Sharps Compliance Corp. 2010 Stock Plan, as amended, (the “Plan”), which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

The Company, pursuant to the Plan and the Non-Employee Director Compensation Policy, hereby grants the following restricted stock award to Director, which award shall have the terms and conditions set forth in this Agreement:

1. Award - The Company hereby grants to Director an Award of _______ shares of Restricted Stock (the “Restricted Shares”), subject to the terms and conditions set forth herein. The Company shall (a) cause a stock certificate or certificates representing the Restricted Shares to be registered in the name of Director, or (b) cause the Restricted Shares to be held in book-entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear such legend or legends as the Committee deems appropriate in order to reflect the forfeiture restrictions and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the United States Securities and Exchange Commission and any stock exchange on which the Stock is then listed or quoted. If the Restricted Shares are held in book-entry form, then such entry will reflect that the Restricted Shares are subject to the restrictions of this Agreement.

2. Vesting - Subject to the terms and condition of this Agreement, the Restricted Shares shall vest as follows: _______ of the Restricted Shares shall vest on each of December 31, 20__, March 31, 20__, and June 30, 20__, and the remaining __________ of the Restricted Shares shall vest on September 30, 20__, in each case if, and only if, Director remains as a member of the Board of Directors of the Company (the “Board”) from the date hereof until each respective vesting date. Vesting of the Restricted Shares shall be accelerated to an earlier date in the event of a Change in Control of the Company (as defined in the attached Exhibit A), provided that Director remains as a member of the Board from the date hereof until the effective date of such Change in Control of the Company.

3. Restriction on Transfer - Until the Restricted Shares vest pursuant to Section 2 hereof, none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Restricted Shares.

4. Forfeiture - If Director ceases to be a member of the Board for any reason prior to the vesting of the Restricted Shares pursuant to Section 2 hereof, Director’s rights to any unvested Restricted Shares shall be immediately and irrevocably forfeited, and such unvested Restricted Shares shall be reacquired by the Company for no consideration.

5. Issuance and Custody of Certificate - After any Restricted Shares vest pursuant to Section 2 hereof, the Company shall as applicable, either deliver to Director the certificate or certificates representing such Stock in the Company’s possession belonging to Director, or, if the Stock is held in book-entry form, then the Company shall remove the notations indicating that the Stock is subject to the restrictions of this Agreement. Director (or the beneficiary or personal representative of Director in the event of Director’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

6. Dividends and Other Distributions; Adjustments.

(a) Dividends and other distributions that are paid or distributed with respect to a Restricted Share (whether in the form of shares of Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Restricted Share and shall be held by the Company or other person as may be designated by the Committee as a depository for safekeeping. If the Restricted Share to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Restricted Share is so forfeited. If the Restricted Share to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to Director as soon as administratively feasible after such Restricted Share becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs). Distributions paid or distributed in the form of securities with respect to Restricted Shares shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

(b) The Committee shall make adjustments, in accordance with Section 4.5 of the Plan, to address the treatment of the Restricted Shares as a result of the stock dividend, stock split, reverse stock split, and other changes in the Company’s capital structure; provided that such adjustments do not result in the issuance of fractional Restricted Shares. Adjustments under this Section 6(b) will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

7. Taxes
(a) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this Restricted Stock Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes are withheld or collected from Director.

(b) Should Director elect, in accordance with Section 83(b) of Code, to recognize ordinary income in the year of acquisition of the Restricted Shares, the Company may require at the time of such election an additional payment for withholding tax purposes based on the fair market value of such Shares as of the date of the acquisition of such Shares by Director.

8. Miscellaneous

(a) This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without regard for conflicts of laws principles thereof.

(b) Nothing in this Agreement, shall confer or shall be construed to confer upon Director the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time.

(c) This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Shares granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Director shall be effective only if it is in writing and signed by both Director and an authorized Director of the Company.

(d) In lieu of receiving documents in paper format, Director agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Director has access. Director hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

(e) By signing this letter agreement, you acknowledge that you have been provided with a copy (or access to an electronic copy) of the prospectus, the Plan and the Company’s most recent Annual Report.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

Sharps Compliance Corp.

By:
Diana P. Diaz
Its:	Executive Vice President and Chief Financial Officer

DIRECTOR

By:	_______________________
[printed name]

Exhibit A

For purposes of this Agreement and this Exhibit A:

(i) A “Change in Control of the Company” shall mean:

(a) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement;

(b) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner”, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company); however, that for purposes of this clause the term “person” shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan;

(c) the Continuing Directors cease to constitute a majority of the Company’s Board of Directors;

(d) consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board approving such Business Combination; or

(e) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(ii) “Continuing Director” shall mean any person who is a member of the Board, while such person is a member of the Board, who is not an Acquiring Person (as defined below) or an Acquiring Affiliate or Acquiring Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (x) was a member of the Board on the effective date of this Agreement or (y) subsequently becomes a member of the Board, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

(iii) “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Acquiring Affiliates and Acquiring Associates of such person, is the “beneficial owner”, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and

(iv) “Acquiring Affiliate” and “Acquiring Associate” means “Affiliate” or “Associate”, respectively, as such terms are defined in Rule 12b-2 promulgated under the Exchange Act.